Exhibit 99.1

RespireRx Pharmaceuticals Inc.

Announces 1-for-325 Reverse Stock Split

Glen Rock, N.J., September 1, 2016/Globe Newswire – RespireRx Pharmaceuticals Inc. (OTCQB: RSPI) (“RespireRx” or the “Company”), a leader in the development of medicines for respiratory disorders, including sleep apneas and drug-induced respiratory depression, today announced that the Company is effecting the one-for-three-hundred–twenty-five reverse stock split of the Company’s issued and outstanding common stock (the “Reverse Split”) that was approved by the Company’s stockholders at the Special Meeting of Stockholders held on August 16, 2016. The Reverse Split was previously disclosed in the proxy materials distributed to the Company’s stockholders in connection with the August 16, 2016 Special Meeting held to authorize, among other things, the Reverse Split. The Reverse Split will be effective as of the close of business on September 1, 2016 and trading of the Company’s common stock on a split-adjusted basis, under the new CUSIP number of 761227 206, will begin at the opening of trading on September 2, 2016. The Company’s shares of common stock will continue to trade on the OTCQB under the symbol “RSPI” with the letter “d” added to the end of the trading symbol for a period of 20 days to indicate the Reverse Split has occurred.

As a result of the Reverse Split, every three hundred twenty-five shares of the Company’s common stock that a stockholder owns will be automatically converted into one share of the Company’s common stock, thus reducing the number of outstanding shares of the Company’s common stock from approximately 656.2 million to approximately 2.0 million as of the close of business on September 1, 2016, the effective date of the Reverse Split. Stockholders will receive cash in lieu of fractional shares created as a result of the Reverse Split.

The Company has retained American Stock Transfer & Trust Company, LLC (“AST”), its transfer agent, to act as exchange agent for the Reverse Split. AST will manage the exchange of pre-split shares for post-split shares. As soon as practicable, AST will provide stockholders of record as of the effective time of the Reverse Split with a letter of transmittal providing instructions for the exchange of their certificates representing pre-split shares of common stock for new certificates of post-split shares of common stock. Stockholders who hold their shares in “street name” will be contacted by the applicable bank, broker or other nominee with any relevant instructions.

In addition to the Reverse Split, the amendment to the Company’s Certificate of Incorporation approved by the stockholders at the August 16, 2016 Special Meeting also authorized changing the number of authorized shares of the Company from 1,405,000,000, of which 1,400,000,000 were designated as common stock and 5,000,000 were designated as preferred stock, to 70,000,000, of which 65,000,000 will be designated as common stock and 5,000,000 willl be designated as preferred stock.

About RespireRx Pharmaceuticals Inc.

RespireRx Pharmaceuticals Inc. is a leader in the development of medicines for respiratory disorders, with a focus on sleep apneas and drug-induced respiratory depression. The Company holds exclusive licenses and owns patents and patent applications for certain families of chemical compounds that claim the chemical structures and their uses in the treatment of a variety of disorders, as well as claims for novel uses of known drugs.

RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, NJ 07452

www.RespireRx.com

RespireRx has a pipeline of compounds in Phase 2 clinical development focused on pharmaceutical treatments for a variety of different breathing disorders. Clinical development in the area of respiratory disorders, particularly drug-induced respiratory depression and sleep apnea, has created opportunities for the development and commercialization of the Company’s compounds.

Ampakines. One platform of medicines being developed by RespireRx is a class of proprietary compounds known as ampakines, which act to enhance the actions of the excitatory neurotransmitter glutamate at AMPA glutamate receptors. Several ampakines, in both oral and injectable form, are being developed by the Company for the treatment of a variety of breathing disorders. In clinical studies, select ampakines have shown preliminary efficacy in central sleep apnea and in the control of respiratory depression produced by opioids, without altering the opioid analgesic effects. In animal models of orphan disorders, such as Pompe Disease, spinal cord damage and perinatal respiratory distress, it has been demonstrated that certain ampakines improve breathing function. The Company’s compounds belong to a new class that does not display the undesirable side effects previously reported for other ampakines.

During March 2016, a Phase 2A clinical trial at Duke University School of Medicine was initiated with the Company’s proprietary ampakine, CX1739, to determine the ability of orally administered CX1739 to prevent the respiratory depression produced by remifentanil, a potent opioid, without altering remifentanil’s analgesic properties. The dosing portion of the clinical trial was completed in June 2016 and the clinical trial was formally completed on July 11, 2016. The Company is currently working with the Duke University clinical research team to analyze the data collected. The Company expects to complete a preliminary top-line analysis of the respiratory data by the end of September 2016 and to issue a final report on the results of the clinical trial by the end of December 2016.

Cannabinoids. The other platform is the class of compounds known as cannabinoids, including, in particular, dronabinol. Under a license agreement with the University of Illinois, the Company has rights to patents claiming the use of cannabinoids for the treatment of sleep-related breathing disorders. In a double-blind, placebo-controlled, dose-ascending Phase 2A clinical study conducted by the Company, dronabinol produced a statistically significant reduction in the Apnea-Hypopnea Index, the primary therapeutic end-point, and was observed to be safe and well-tolerated in a group of patients with Obstructive Sleep Apnea (“OSA”). The University of Illinois and three other centers conducted a six week, double-blind, placebo-controlled Phase 2B clinical trial investigating the effects of dronabinol in patients with OSA. The University of Illinois has indicated that this clinical trial was completed in August 2016. Final research results are expected to be made available in the fourth quarter of 2016. The Company is not managing or funding this clinical trial, which was fully funded by the National Heart, Lung and Blood Institute of the National Institutes of Health.

RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, NJ 07452

www.RespireRx.com

Additional information about the Company and the matters discussed herein can be obtained on the Company’s web-site at www.RespireRx.com or in the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and we intend that such forward-looking statements be subject to the safe harbor created thereby. These might include statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about research and development efforts, including, but not limited to, preclinical and clinical research design, execution, timing, costs and results, future product demand, supply, manufacturing, costs, marketing and pricing factors are all forward-looking statements.

In some cases, forward-looking statements may be identified by words including “anticipates,” “believes,” “intends,” “estimates,” “expects,” “plans,” and similar expressions include, but are not limited to, statements regarding (i) future research plans, expenditures and results, (ii) potential collaborative arrangements, (iii) the potential utility of our proposed products, and (iv) the need for, and availability of, additional financing.

The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements are based on assumptions regarding our business and technology, which involve judgments with respect to, among other things, future scientific, economic and competitive conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, actual results may differ materially from those set forth in the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies or changes thereto, available cash, research and development results, competition from other similar businesses, and market and general economic factors. This press release should be read in conjunction with the condensed consolidated financial statements (unaudited) and notes thereto included in Item 1 of the Company’s recently filed Quarterly Report on Form 10-Q and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the section entitled “Item 1A. Risk Factors.” The Company does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Company Contact:

Jeff Margolis

Vice-President, Treasurer and Secretary

Telephone: (917) 834-7206

E-mail: jmargolis@respirerx.com

RespireRx Pharmaceuticals Inc., 126 Valley Road, Suite C, Glen Rock, NJ 07452

www.RespireRx.com